Exhibit (a)(1)(C)

                          NOTICE OF GUARANTEED DELIVERY
                                       FOR
              TENDER OF SHARES OF CLASS A AND CLASS B COMMON STOCK
                                       OF
                                 RAZORFISH, INC.
                                       TO
                SBI PURCHASE CORP., A WHOLLY-OWNED SUBSIDIARY OF
                                 SBI AND COMPANY
                    (NOT TO BE USED FOR SIGNATURE GUARANTEES)

                 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT
               MIDNIGHT, EASTERN TIME, ON MONDAY, JANUARY 6, 2003,
                          UNLESS THE OFFER IS EXTENDED.

This form, or a form substantially equivalent to this form, must be used if you desire to tender your shares of Class A or Class B common stock of Razorfish, Inc., a Delaware corporation (the "Company"), and (1) certificates for your shares cannot be delivered to the Depositary (as defined below) prior to the expiration date of the Offer (as defined below); (2) the procedure for book-entry transfer or the Automated Tender Offer Program (as defined in the Offer to Purchase, dated December 6, 2002 (the "Offer to Purchase")) cannot be completed in the manner specified in the Offer to Purchase on a timely basis; or
(3) the Letter of Transmittal, Agent's Message (as defined in the Offer to Purchase) or acknowledgment in connection with the Automated Tender Offer Program, and in each case all other required documents cannot be delivered to the Depositary prior to the Expiration Date. In such case, you may tender your shares by following the procedures described in the Offer to Purchase, including completion of this Notice of Guaranteed Delivery. See the Offer to Purchase. The Offer to Purchase and the related Letter of Transmittal which, as amended from time to time, together constitute the offer by SBI Purchase Corp., a Delaware corporation (the "Purchaser"), a wholly-owned subsidiary of SBI and Company, a Utah corporation ("Parent"), to purchase all of the outstanding shares of common stock of the Company, par value $0.01 per share, at a purchase price of $1.70 per share, payable to you in cash, without interest, upon the terms and subject to the conditions contained in the Offer to Purchase (the "Offer").

 IF TENDER IS NOT BEING MADE IN THE METHOD SET FORTH ABOVE, THEN THIS FORM NEED
                               NOT BE COMPLETED.

                        The Depositary for the Offer is:

                         ALPINE FIDUCIARY SERVICES, INC.

         By Mail:                 By Facsimile               By Hand:
                                  Transmission
                                 (for eligible
                               institutions only):

     Alpine Fiduciary           (201) 559-1162      17 State Street - 28th Floor
      Services, Inc.                                     New York, NY 10004
c/o Georgeson Shareholder      Confirm Facsimile          Attn: Les DeLuca
   Communications, Inc.          Transmission
      P.O. Box 2065              by Telephone:
   South Hackensack, NJ
        07606-9974              (201) 460-2213

                              By Overnight Courier:

                                111 Commerce Road
                               Carlstadt, NJ 07072
                             Attn: Reorg. Department

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY. DELIVERIES TO PARENT, THE PURCHASER OR THE COMPANY MAY NOT BE FORWARDED TO THE DEPOSITARY AND THEREFORE MAY NOT CONSTITUTE VALID DELIVERY. DELIVERIES TO THE BOOK-ENTRY TRANSFER FACILITY (AS DEFINED IN THE OFFER TO PURCHASE) WILL NOT CONSTITUTE VALID DELIVERIES TO THE DEPOSITARY.

THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION (AS DEFINED IN THE OFFER TO PURCHASE) UNDER THE INSTRUCTIONS TO THE LETTER OF TRANSMITTAL, THE SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

THE ELIGIBLE INSTITUTION THAT COMPLETES THIS FORM MUST COMMUNICATE THE GUARANTEE TO THE DEPOSITARY AND MUST DELIVER THE LETTER OF TRANSMITTAL AND CERTIFICATES FOR SHARES TO THE DEPOSITARY WITHIN THE TIME SHOWN HEREIN. FAILURE TO DO SO COULD RESULT IN A FINANCIAL LOSS TO SUCH ELIGIBLE INSTITUTION.

THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

Ladies and Gentlemen:

The undersigned hereby tenders to SBI Purchase Corp., a Delaware corporation and a wholly-owned subsidiary of SBI and Company, a Utah corporation, at $1.70 per share, and upon the terms and subject to the conditions described in the Offer to Purchase, dated December 6, 2002, and the related Letter of Transmittal, receipt of which is hereby acknowledged, the number of shares of common stock, par value $0.01 per share, of Razorfish, Inc., a Delaware corporation, specified below pursuant to the guaranteed delivery procedure set forth in the Offer to Purchase.

Number of Shares:                           Name(s):

Class A ________________________________    ____________________________________

Class B ________________________________    ____________________________________
                                            (PLEASE PRINT)
Certificate Nos:  (if available)
________________________________________    Address(es):
                                            ____________________________________

                                            ____________________________________

                                            ____________________________________
                                            (INCLUDING ZIP CODE)

|_|   Check here if shares will be
      tendered by book-entry transfer
      and complete the following:


Name of Tendering Institution:              Area Code and Tel. No.

________________________________________    ____________________________________

                                            Signature(s):
Account No.:
                                            ____________________________________

________________________________________
                                            ____________________________________

                                            Date:_______________________, 200___

                                    GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, an Eligible Institution (as defined in the Offer to Purchase) hereby guarantees to deliver to the Depositary, at one of the Depositary's addresses set forth above, the certificates for all tendered shares in proper form for transfer (or Book-Entry Confirmation, as defined in the Offer to Purchase, in the case of book-entry transfer, or confirmation of tender pursuant to the Automated Tender Offer Program of the Book-Entry Transfer Facility, as defined in the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal (or manually signed copy thereof) and any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry transfer, or acknowledgment in connection with tender pursuant to the Automated Tender Offer Program of the Book-Entry Transfer Facility in the manner described in the Offer to Purchase, and, in each case, all other documents required by the Letter of Transmittal, all within three trading days after the execution of this Notice of Guaranteed Delivery .

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for shares to the Depositary within the time shown herein. Failure to do so could result in a financial loss to such Eligible Institution.


_____________________________________    _______________________________________
Name of Firm                             Authorized Signature

_____________________________________    _______________________________________
Address                                  Name

_____________________________________    _______________________________________
City, State Zip Code                     Title

_____________________________________
Area Code and Telephone Number

                          Dated:______________, 200___

            NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS FORM. YOUR CERTIFICATES MUST BE SENT WITH THE LETTER OF TRANSMITTAL.